Exhibit 10.2
VOTING AGREEMENT

THIS VOTING AGREEMENT dated as of October 2, 2009 (the “Effective Date” and this "Agreement"), is made by and between Archetype Partners, LLC (“Purchaser”) and David M. Loev (“Loev”) and MaryAnne McAdams (“McAdams”, and collectively with Loev, the “Shareholders”).  All contracting entities are each referred to as a “Party” and collectively as the “Parties” to the Agreement as such terms are used herein.

W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, pursuant to the terms of that certain Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) between the Shareholders and the Purchaser, the Shareholders are entitled to retain 664,000 shares of the common stock, par value $0.001 per share (the “Retained Shares”) of RX Scripted, Inc., a Nevada corporation (the “Company”);

WHEREAS, the Shareholders are entitled to receive additional shares of the Company’s common stock following a transaction by Purchaser involving the Company (as described in greater detail in the Purchase Agreement, each a “Transaction”), such that each Shareholder will, together with such Retained Shares held by each Shareholder, hold at a minimum, 1% of the Company’s then outstanding voting shares following such Transaction (together with the Retained Shares, the “Common Stock”); and

WHEREAS, the Company and each of the Shareholders desire to establish in this Agreement certain terms and conditions regarding the voting and transfer rights associated with the Common Stock.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

1.           Term.  The term (the “Term”) of this Agreement shall commence on the date Effective Date and shall continue until the first anniversary of the Effective Date of this Agreement, or until terminated pursuant to Section 5, below.

2.           Stock.  The shares of Company Common Stock owned by the Shareholders from time to time during the Term of this Agreement, shall be referred to herein as the "Stock".  Any additional shares of Common Stock or other voting securities, or the voting rights relating thereto, of the Company that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Shareholders at any time during the Term of this Agreement as a result of the ownership of the Stock that is referred to in this Agreement whether issued as a result of any Transaction, incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction, shall be included within the term "Stock" as used herein and shall be subject to the terms of this Agreement.

3.           Voting. The Shareholders agree that they will vote the Shares in the matter requested by or directed by the Purchaser from time to time in writing to the Shareholders (the “Voting Rights”) during the Term of this Agreement.

4.           Transfer of Stock.  The Shareholders shall be prohibited from selling, pledging, hypothecating, assigning or otherwise transferring (each a "Transfer") any Stock other than pursuant to a Transfer to an Affiliate or Associate of such Shareholder during the Term of this Agreement, provided that such Affiliate or Associate becomes a party to, and agrees to be bound by, this Agreement (collectively the “Transfer Restrictions”.  “Affiliate” shall have the meaning given it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Associate” shall have the meaning given it in Rule 12b-2 under the Exchange Act.

5.           Termination of Voting Rights and Transfer Restrictions.  In the event that the Purchaser is in breach of the terms and conditions of the Purchase Agreement, the Shareholders shall provide the Purchaser written notice of such breach and in the event that the breach is not cured within five (5) Business Days of the date written notice of the breach is received by the Purchaser, this Agreement shall terminate, the Voting Rights and Transfer Restrictions shall automatically expire and be of no effect.  “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business.

6.           Reservation of Rights.  All other rights and privileges of the Stock other than as provided above shall be reserved to and retained by Shareholders.

7.           Specific Performance.  Each Party hereto acknowledges that a remedy at law for any breach or attempted breach of terms and provisions of this Agreement may be inadequate, and such Parties therefore agree that the non-breaching party shall be entitled to specific performance and injunctive and other equitable relief in the event of any such breach or attempted breach.

8.           Successors and Assigns.  This Agreement shall be binding upon Shareholders and its respective heirs, legal representatives, successors and assigns.

9.           Waiver.  The wavier by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

10.         Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of Texas.  In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

11.         Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

12.         Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.         Notices.   Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(i)	if to the Purchaser, addressed to:

Archetype Partners, LLC
Five Concourse Parkway
Suite 2925
Atlanta, GA 30328
Attention: R. Bryan Crutchfield

with a copy  to:

Five Concourse Parkway
Suite 2925
Atlanta, GA 30328
Attention: President

(ii)	if to the Shareholders, addressed to:

David M. Loev and MaryAnne McAdams
c/o The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone Number: (713) 524-4110
Facsimile Number: (713) 524-4122

with a copy to:

David M. Loev
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, TX 77401
Telephone Number: (713) 524-4110
Facsimile Number: (713) 524-4122
email: dloev@loevlaw.com

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

14.         Amendment.  No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and singed by all the parties hereto.

15.         Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

16.         Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

17.         Construction. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

18.         Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date set forth above.

The “Purchaser”

Archetype Partners, LLC

By: /s/ R. Bryan Crutchfield

Name: R. Bryan Crutchfield

Title: Principal

“Shareholders”

/s/ David M. Loev
David M. Loev

/s/ MaryAnne McAdams
MaryAnne McAdams